Exhibit 99.2
SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK
HOLDER REDEMPTION NOTICE

Instructions
After September 21, 2023, each holder of Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”) has the right, at such holder’s option, to request that the Company redeem any or all of such holder’s shares of Series D Preferred Stock on a monthly basis – with redemptions commencing in October 2023.

Stockholders requesting redemption of their Series D Preferred Stock need to complete this Holder Redemption Notice and the Stock Ownership Statement (available at https://ir.whlr.us/series-d/series-d-redemption) and send the two forms to the Company and the Company’s transfer and redemption agent (“Computershare”) for their receipt on or before the 25th day of the month (the “Redemption Request Date”) in order to be entitled to receive the redemption price on the 5th day of the following month (or, if such day is not a business day, on the next business day) (such date, the “Holder Redemption Date”).
Redemption requests that fail to include both a fully completed Holder Redemption Notice and Stock Ownership Statement will not be processed and will be returned. Furthermore, completed redemption requests received after the Redemption Request Date will not be entitled to receive the redemption price on the immediately following Holder Redemption Date and instead will be processed during the next monthly cycle.
Stockholders who wish to withdraw their redemption requests must do so by delivering a written notice of withdrawal to the Company and Computershare on or before the Redemption Request Date.

All redemptions of Series D Preferred Stock will be at the redemption price of $25.00 per share, plus an amount equal to all accrued but unpaid dividends on Series D Preferred Stock to and including the Holder Redemption Date (the “Holder Redemption Price”).
At the Company’s option, the Holder Redemption Price will be paid in cash, in equal value of shares of the Company’s common stock, or in any combination of cash and common stock.
Redemptions Payable in Common Stock. Redemptions in the Company’s common stock will be based on the volume weighted average price per share of common stock for the ten consecutive trading days immediately preceding (but not including) the Holder Redemption Date. You will be asked to coordinate with your broker to initiate DWACs (Deposit/Withdrawal at Custodian) for the delivery of Series D Preferred Stock and the receipt of common stock. Alternatively, settlement would occur through the facilities of The Depository Trust & Clearing Corporation (“DTCC”), as allowable by DTCC, if the redemption request was also submitted by your broker through DTCC’s platform. Physical certificates will not be issued. Delivery of common stock will be made as soon as possible after the Holder Redemption Date in accordance with customary settlement cycles. Fractional shares of common stock will not be issued and instead Computershare shall issue to you a check in the amount of the cash value of any entitlement to fractional shares.
Redemptions Payable in Cash. Cash redemption proceeds will be sent to you based upon instructions provided in this Holder Redemption Notice for delivery to your brokerage account. The default payment method is via check. A wire can be requested but a $100 processing fee will be deducted from the payment to the stockholder; ACH is not permitted.

The Company intends to pay the Holder Redemption Price in equal value of shares of the Company’s common stock. Accordingly, requests for redemptions payable in cash will not be processed and will be returned.

Please note that all redemption requests must include a completed Holder Redemption Notice and Stock Ownership Statement. If you request to redeem shares of Series D Preferred Stock that are held in more than one account, a Holder Redemption Notice and Ownership Statement must be completed for each account. Please note that a medallion guarantee stamp is only required on the Holder Redemption Notice that is mailed to Computershare. A medallion guarantee stamp is not required on the copy of the Holder Redemption Notice that is mailed or e-mailed to the Company.

If you have any questions regarding the completion of your Holder Redemption Notice, please contact Investor Relations at investorrelations@whlr.us.  Thank you in advance for your cooperation in this matter.

Please send all paperwork to the following addresses:

Regular Mail Delivery: OR	Overnight Mail Delivery: AND	With a copy to:
Computershare Attn: Corp Action Voluntary PO Box 43011 Providence, RI 02940-3011	Computershare Attn: Corp Action Voluntary 150 Royall Street Suite V Canton, MA 02021	Wheeler Real Estate Investment Trust, Inc. Attention: Investor Relations 2529 Virginia Beach Blvd. Virginia Beach, Virginia 23452 investorrelations@whlr.us

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Redemption Request

Full Redemption	Partial Redemption

Number of shares of Series D Preferred Stock for redemption	Series D Preferred Stock CUSIP
963025606

Investor Information

Investor Name

Social Security or Tax ID

Co-Investor Name

Social Security or Tax ID

Address		City, State, & Zip

Daytime Phone Number
Email Address
Mobile Phone Number

Broker Dealer/Custodian Information

Broker Dealer Name

Operations Contact

Address

City, State & Zip

Daytime Phone Number

Email Address

Clearing Firm

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Redemption Proceeds Instructions (IMPORTANT - Select an option for cash delivery and an option for stock delivery)

Cash	Stock

Have stock or cash remitted to my Computershare account
Account Number

Have stock or cash remitted to qualifying brokerage account
		Institution Name & Address		Account Number

Have cash remitted via check to the following address
		Name & Address		If third party include Account #

Have cash remitted to the following third party bank via wire transfer
		Bank Name	Routing #	Account Number

Investor Acknowledgments & Signatures

The undersigned is the owner (or duly authorized agent of the owner) of the shares presented for redemption and is authorized to present the shares for redemption. The shares presented for redemption are eligible for redemption pursuant to the Company’s Charter. The shares are fully transferable and have not been assigned, pledged, or otherwise encumbered in any way. The undersigned hereby indemnifies and holds harmless the Company and its officers and directors from and against any liabilities, damages and expenses, including reasonable legal fees, arising out of or in connection with any misrepresentation made herein.

Investor Signature		Custodian (If Qualified Account)

Co-Investor Signature		Custodian Signature

Date:		Date

	Medallion Stamp Signature Guarantee		Medallion Stamp Signature Guarantee

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